AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON March 10, 1999
                                                           REGISTRATION NO. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                      ADELPHIA COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)

             DELAWARE                     4841                   23-2417713
(State or other jurisdiction  (Primary Standard Industrial   (I.R.S. Employer
       of incorporation        Classification Code Number)  Identification No.)
       or organization)

                              MAIN AT WATER STREET
                        COUDERSPORT, PENNSYLVANIA  16915
                                 (814) 274-9830
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             COLIN HIGGIN, ESQUIRE
                             DEPUTY GENERAL COUNSEL
                      ADELPHIA COMMUNICATIONS CORPORATION
                              MAIN AT WATER STREET
                        COUDERSPORT, PENNSYLVANIA  16915
                                 (814) 274-9830
      (Name, address, including zip code, and telephone number, including area code, of agent for service)

                PLEASE ADDRESS A COPY OF ALL COMMUNICATIONS TO:

                       CARL E. ROTHENBERGER, JR., ESQUIRE
                  BUCHANAN INGERSOLL PROFESSIONAL CORPORATION
                          21ST FLOOR, 301 GRANT STREET
                        PITTSBURGH, PENNSYLVANIA  15219
                                 (412) 562-8826

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

   Title of each class of securities to be            Proposed maximum                   Amount of
                registered                        aggregate offering price(1)       registration fee(1)
-------------------------------------------------------------------------------------------------------------
Debt Securities                                               ---                           ---
-------------------------------------------------------------------------------------------------------------

Preferred Stock (par value $.01 per share)                    ---                           ---
-------------------------------------------------------------------------------------------------------------

Debt Securities, Preferred Stock and Class A                  ---                           ---
 Common Stock (par value $.01 per share)
 issuable upon conversion of any convertible
 Debt Securities or Preferred Stock(2)
-------------------------------------------------------------------------------------------------------------

Class A Common Stock (par value $.01 per                      ---                           ---
 share)
-------------------------------------------------------------------------------------------------------------
     TOTAL                                            $1,350,000,000(3)                   $375,300
=============================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"). There are being registered an indeterminate number of Debt Securities, Preferred Stock and Class A Common Stock of Adelphia Communications Corporation. The aggregate public offering price of the Debt Securities, Preferred Stock and Class A Common Stock of Adelphia Communications Corporation registered hereby will not exceed $1,350,000,000.

(2) Consists of such indeterminate amount of Debt Securities and number of shares of such Class A Common Stock or Preferred Stock of Adelphia Communications Corporation issuable pursuant to any conversion rights which are part of the Debt Securities or Preferred Stock of Adelphia Communications Corporation sold pursuant to this Registration Statement.

(3) The aggregate initial offering price of all securities registered pursuant to this Registration Statement and offered from time to time will not exceed $1,350,000,000. An additional $750,000,000 of securities was previously registered on a Registration Statement on Form S-3 (No. 333-58749) for which a registration fee in the amount of $221,250 was previously paid. Of that $750,000,000, approximately $411,000,000 of securities remains unissued as of March 9, 1999. The previously registered securities may also be sold pursuant to the prospectus contained herein. Any securities registered hereunder or under Registration Statement No. 333-58749 may be sold separately or with other securities registered hereunder or thereunder. Pursuant to Rule 429 of the rules and regulations of the Securities and Exchange Commission under the Securities Act of 1933 the combined prospectus contained herein also relates to the Registration Statement on Form S-3 (No. 333-58749).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

This Registration Statement has been filed pursuant to Rule 429 and relates to a previously filed registration statement on Form S-3 (No. 333-58749).

                             SUBJECT TO COMPLETION
                  PRELIMINARY PROSPECTUS DATED March 10, 1999

Prospectus

ADELPHIA COMMUNICATIONS CORPORATION

Debt Securities
Preferred Stock
Class A Common Stock


This prospectus relates to:

 . Adelphia Communications Corporation's debentures, notes and other debt securities in one or more series which may be senior debt securities or subordinated debt securities,
 .  shares of preferred stock of Adelphia issuable in series designated by the
   Board of Directors of Adelphia and
 . shares of Class A common stock, which may be offered in combination or separately from time to time by Adelphia.

The aggregate initial offering price of all of the securities which may be sold pursuant to this prospectus will not exceed U.S. $1,761,000,000, or its equivalent based on the applicable exchange rate at the time of issue in one or more foreign currencies or currency units as shall be designated by Adelphia.

The Class A common stock is listed on the Nasdaq National Market. The Class A common stock's ticker symbol is "ADLAC." On March 9, 1999, the closing sale price on the Nasdaq National Market of a single share of Class A common stock was $54.875.



Our common stock also includes Class B common stock. The rights of holders of the Class A common stock and Class B common stock differ with respect to certain aspects of dividends, liquidations and voting. The Class A common stock has preferential rights with respect to cash dividends and distributions upon the liquidation of Adelphia. Holders of Class B common stock are entitled to greater voting rights than the holders of Class A common stock; however, the holders of Class A common stock, voting as a separate class, are entitled to elect one of Adelphia's directors.

You should carefully review "Risk Factors" beginning on page 5 for a discussion of things you should consider when investing in securities of Adelphia.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.




This Prospectus May Not Be Used To Consummate Sales Of Securities Unless Accompanied By A Prospectus Supplement.


The date of this Prospectus is _____________, 1999.

                               TABLE OF CONTENTS


ADELPHIA................................................................. 3

RISK FACTORS............................................................. 5

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND
  PREFERRED STOCK DIVIDENDS..............................................14

DILUTION.................................................................14

USE OF PROCEEDS..........................................................15

DESCRIPTION OF DEBT SECURITIES...........................................15

DESCRIPTION OF CAPITAL STOCK.............................................26

BOOK ENTRY ISSUANCE......................................................28

PLAN OF DISTRIBUTION.....................................................30

WHERE YOU CAN FIND MORE INFORMATION......................................32

LEGAL MATTERS............................................................33

EXPERTS..................................................................33

                                    ADELPHIA

   Adelphia is a leader in the telecommunications industry with cable television and local telephone operations. Our operations consist of providing telecommunications services primarily over our networks, which are commonly referred to as broadband networks because they can transmit large quantities of voice, video and data by way of digital or analog signals. As of December 31, 1998, we owned or managed cable television systems with broadband networks that passed in front of 3,252,830 homes and served 2,304,325 basic subscribers. John
J. Rigas, the Chairman, President, Chief Executive Officer and founder of Adelphia, has owned and operated cable television systems since 1952.

   We own cable systems in twelve states which are organized into seven regional clusters: Western New York, Virginia, Western Pennsylvania, New England, Eastern Pennsylvania, Ohio and New Jersey. These systems are located primarily in suburban areas of large and medium-sized cities within the 50 largest television markets. As of December 31, 1998, the broadband networks for these systems passed in front of 2,131,978 homes and served 1,528,307 basic subscribers.

   We also provide management and consulting services to other partnerships and corporations engaged in the ownership and operation of cable television systems. John J. Rigas and members of his immediate family, including entities they own or control, have substantial ownership interests in these partnerships and corporations. As of December 31, 1998, the broadband networks for cable systems owned by these Rigas family partnerships and corporations passed in front of 177,250 homes and served 134,443 basic subscribers.

   We also own a 50% voting interest and nonvoting preferred limited partnership interests in Olympus Communications, L.P. Olympus is a joint venture limited partnership that operates a large cable system in Florida. As of December 31, 1998, the broadband networks for this system passed in front of 943,602 homes and served 641,575 basic subscribers.

   Through our subsidiary, Hyperion Telecommunications, Inc., we own and operate a large competitive local exchange carrier in the eastern United States. This means that Hyperion provides its customers with alternatives to the incumbent local telephone company for local telephone and telecommunications services. Hyperion's telephone operations are referred to as being facilities based, which means it generally owns the local telecommunications networks and facilities it uses to deliver these services, rather than leasing or renting the use of another party's networks to do so. As of December 31, 1998, Hyperion managed and operated 22 telecommunications networks, including two under construction, serving 46 markets. Hyperion's Class A common stock is listed on the Nasdaq National Market under the symbol "HYPT."

   Our executive offices are located at Main at Water Street, Coudersport, Pennsylvania 16915, and our telephone number is (814) 274-9830.

Recent Developments

   On March 5, 1999, Adelphia announced that it had entered into a definitive agreement to acquire Century Communications Corp. by merger. Under the agreement, Adelphia would acquire 100% of the outstanding common stock of Century for an aggregate of approximately $826,000,000 in cash, 48,700,000 shares of Class A common stock and the assumption of approximately $1,600,000,000 of debt. This transaction is subject to shareholder approval by Century and Adelphia and other customary closing conditions. As of March 5, 1999, Century had approximately 1,600,000 basic subscribers after giving effect to Century's pending joint venture with Tele-Communications, Inc.

   On March 2, 1999, Hyperion issued $300,000,000 of 12% Senior Subordinated Notes due 2007. An entity controlled by members of the Rigas Family purchased $100,000,000 of the $300,000,000 of Senior Subordinated Notes directly from Hyperion at a price equal to the aggregate principal amount less the discount to the initial purchasers. The net proceeds of approximately $292,000,000 will be used to fund its acquisition of interests held by local partners in certain of Hyperion's networks, for capital expenditures and investments in its networks, for working capital purposes and for general corporate purposes.

   On February 23, 1999, Adelphia announced that it had entered into a definitive agreement to acquire FrontierVision Partners, L.P. for approximately $2,100,000,000. Under that agreement Adelphia would acquire 100% of FrontierVision in exchange for approximately $550,000,000 in cash, 7,000,000 shares of Adelphia Class A common stock and the assumption of approximately $1,110,000,000 of debt. The transaction is subject to customary closing conditions. As of February 23, 1999, FrontierVision had approximately 702,000 basic subscribers.

   On January 29, 1999, Adelphia purchased from Telesat Cablevision, Inc., a subsidiary of FPL Group, Inc., shares of Adelphia's stock owned by Telesat. Adelphia purchased 1,091,524 shares of Class A common stock and the 20,000 shares of Series C Cumulative Convertible preferred stock which are convertible into an additional 2,358,490 shares of Class A common stock. These shares represent 3,450,014 shares of common stock on a fully converted basis. Adelphia and Telesat also agreed to a redemption of Telesat's interests in Olympus by July 11, 1999. The redemption transaction is subject to applicable approvals of third parties or governmental authorities. The aggregate purchase price for these transactions will be approximately $257,200,000.

   On January 21, 1999, Adelphia acquired Verto Communications, Inc. Verto provided cable television services to approximately 56,000 subscribers in the greater Scranton, Pennsylvania area at the date of acquisition. In connection with the Verto acquisition, Adelphia issued 2,561,024 shares of its Class A common stock to the former owners of Verto.

   On January 14, 1999, Adelphia completed offerings totaling 8,600,000 shares of its Class A common stock. In those offerings, Adelphia sold 4,600,000 newly issued shares of Class A common stock to Goldman, Sachs & Co. at $43.25 per share and it also sold 4,000,000 shares of its Class A common stock at $43.25 per share to a Rigas family partnership. Adelphia used the proceeds of about $372,000,000 from these offerings to repay subsidiary bank debt, which may be reborrowed and used for general corporate purposes.

   On January 13, 1999, Adelphia completed offerings of $100,000,000 of 7 1/2% Senior Notes due 2004 and $300,000,000 of 7 3/4% Senior Notes due 2009. Net proceeds from these offerings, after deducting offering expenses, were approximately $393,700,000. Of this amount, Adelphia used approximately $160,000,000 to redeem a portion of its 9 1/2% Senior Pay-In-Kind Notes due 2004. Adelphia used the remainder to repay borrowings under revolving credit facilities of its subsidiaries which may be reborrowed and used for general corporate purposes. The terms of these notes are similar to those of Adelphia's existing publicly held senior debt.

   On December 30, 1998, Adelphia's 66.7% owned joint venture limited partnership with Tele-Communications, Inc., which has operations in the Western New York region, completed a $700,000,000, eight and one-half year credit facility. The credit facility consists of a $350,000,000 reducing revolving credit portion and a $350,000,000 term loan portion. The partnership used proceeds from initial borrowings to repay indebtedness owed to Adelphia.

                                  RISK FACTORS

   Before you invest in Adelphia's securities, you should be aware that there are various risks, including those described below. You should consider carefully these risk factors together with all of the other information included in this prospectus before you decide to purchase any securities of Adelphia.

   High Level Of          Adelphia has a substantial amount of debt.  We borrowed this money to
    Indebtedness          purchase and to expand our cable systems and other operations and, to a
------------------------  lesser extent, for investments and loans to our affiliates.  At December
We owe approximately      31, 1998, our indebtedness totaled approximately $3,527,452,000.  This
 $3.5 billion.  Our       included approximately:
 high level of            .  $1,810,212,000 of Adelphia Parent Company public debt.  When we use
 indebtedness can            the term "Adelphia Parent Company" in this prospectus, we are referring
 have important              only to Adelphia Communications Corporation as a parent holding company
 adverse consequences        entity, and not to its subsidiaries;
 to us and to you.        .  $1,246,456,000 of debt owed by our subsidiaries to banks, other financial institutions and other persons; and
                          .  $470,784,000 of public debt owed by Hyperion.

Debt service consumes a   Our high level of indebtedness can have important adverse consequences to
 substantial portion of   us and to you.  It requires that we spend a substantial portion of the
 the cash we generate.    cash we get from our business to repay the principal and interest on
 This could affect our    these debts.  Otherwise, we could use these funds for general corporate
 ability to invest in     purposes or for capital improvements.  Our ability to obtain new loans
 our business in the      for working capital, capital expenditures, acquisitions or capital
 future as well as to     improvements may be limited by our current level of debt.  In addition,
 react to changes in      having such a high level of debt could limit our ability to react to
 our industry or          changes in our industry and to economic conditions generally.  In
 economic downturns.      addition to our debt, at December 31, 1998, the Adelphia Parent Company also had approximately $148,191,000 and Hyperion had approximately
                          $228,674,000 of redeemable exchangeable preferred stock which contain payment obligations that are similar to our debt obligations in these respects.  Olympus also has a substantial amount of debt.

Approximately 32% of      Our debt comes due at various times up to the year 2009, including an
 this debt must be paid   aggregate of approximately $1,126,169,000 which, as of December 31, 1998,
 by April 1, 2003 and     we must pay by April 1, 2003.
 all of it must be paid
 by 2009.

Our Business Requires     Our business requires substantial additional financing on a continuing
 Substantial Additional   basis for capital expenditures and other purposes including:
 Financing And If We Do   .  constructing and upgrading our plant and networks--some of these
 Not Obtain That             upgrades we must make to comply with the requirements of local cable
 Financing We May Not        franchise authorities,
 Be Able To Upgrade Our   .  offering new services,
 Plant, Offer Services,   .  scheduled principal and interest payments,
 Make Payments When Due   .  refinancing existing debt, and
 Or Refinance Existing    .  acquisitions and investments.
 Debt.


                          There can be no guarantee that we will be able to issue additional debt or sell stock or other additional equity on satisfactory terms, or at all, to meet our future financing needs.

We Have Had Large         The Total Convertible Preferred Stock, Common Stock and Other
 Losses And Negative      Stockholders' Equity (Deficiency) at December 31, 1998 was a deficit of
 Stockholders' Equity     approximately ($1,021,746,000).  Our continuing net losses, which are
 And We Expect This To    mainly due to our high levels of depreciation and amortization and
 Continue                 interest expense, have created this deficiency.  Our recent net losses
------------------------  applicable to our common stockholders were approximately as follows for the periods specified:

                          .  fiscal year ended March 31, 1996 - $119,894,000;
                          .  fiscal year ended March 31, 1997 - $130,642,000;
                          .  fiscal year ended March 31, 1998 - $192,729,000; and
                          .  nine months ended December 31, 1998 - $135,848,000.

                          We expect to continue to incur large net losses for the next several years.

Our earnings have been    Our earnings could not pay for our combined fixed charges and preferred
 insufficient to pay      stock dividends during these periods by the amounts set forth in the
 for our fixed charges    table below, although combined fixed charges and preferred stock
 and preferred stock      dividends included substantial non-cash charges for depreciation,
 dividends.               amortization and non-cash interest expense on some of our debts and the non-cash expense of Hyperion's preferred stock dividends:

                                                                     Earnings          Non-Cash
                                                                    Deficiency          Charges
                                                                  ---------------  -----------------
                          .  fiscal year ended March 31, 1996        $ 78,189,000       $127,319,000
                          .  fiscal year ended March 31, 1997        $ 61,848,000       $165,426,000
                          .  fiscal year ended March 31, 1998        $113,941,000       $195,153,000
                          .  nine months ended December 31, 1998     $116,899,000       $186,022,000

If we could not           Historically, the cash we generate from our operating activities and
 refinance our debt or    borrowings has been sufficient to meet our requirements for debt service,
 obtain new loans, we     working capital, capital expenditures, and investments in and advances to
 would likely have to     our affiliates, and we have depended on getting additional borrowings to
 consider various         meet our liquidity requirements.  Although in the past we have been able
 options such as the      both to refinance our debt and to obtain new debt, there can be no
 sale of additional       guarantee that we will be able to continue to do so in the future or that
 equity or some of our    the cost to us or the other terms which would affect us would be as
 assets to meet the       favorable to us as our current loans and credit agreements.  We believe
 principal and interest   that our business will continue to generate cash and that we will be able
 payments we owe,         to obtain new loans to meet our cash needs.  However, the covenants in
 negotiate with our       the indentures and credit agreements for our current debt limit our
 lenders to restructure   ability to borrow more money.
 existing loans or
 explore other options
 available under
 applicable laws
 including those under
 reorganization or
 bankruptcy laws. We
 can


 not guarantee that
 any options available
 to us would enable us
 to repay our debt in
 full.

Competition               The telecommunications services provided by Adelphia are subject to
------------------------  strong competition and potential competition from various sources.  Our
Our cable television      cable television systems compete with other means of distributing video
 business is subject to   to home televisions such as Direct Broadcast Satellite systems, commonly
 strong competition       known as DBS systems, and Multichannel Multipoint Distribution systems.
 from several sources     Some of the regional Bell telephone operating companies and other local
 which could adversely    telephone companies are in the process of entering the video-to-home
 affect revenue or        business and several have expressed their intention to enter the
 revenue growth.          video-to-home business.  In addition, some regional Bell operating companies and local telephone companies have facilities which are capable of delivering cable television service.  The equipment which telephone companies use in providing local exchange service may give them competitive advantages over us in distributing video to home televisions.
                          The regional Bell operating companies and other potential competitors have much greater resources than Adelphia and would constitute formidable competition for our cable television business.  We cannot predict either the extent to which competition will continue to materialize or, if such competition materializes, the extent of its effect on our cable television business.

                          We also face competition from other communications and entertainment media, including conventional off-air television broadcasting services, newspapers, movie theaters, live sporting events and home video products.
                          We cannot predict the extent to which competition may affect us.

Hyperion's operations     In each of the markets served by Hyperion's networks, the competitive
 are also subject to      local exchange carrier services offered by Hyperion compete principally
 risk because Hyperion    with the services offered by the incumbent local telephone exchange
 competes principally     carrier company serving that area.  Local telephone companies have
 with established local   long-standing relationships with their customers, have the potential to
 telephone carriers       subsidize competitive services from monopoly service revenues, and
 that have                benefit from favorable state and federal regulations.  The merger of Bell
 long-standing utility    Atlantic and NYNEX created a very large company whose combined territory
 relationships with       covers a substantial portion of Hyperion's markets.  Other combinations
 their customers and      are occurring in the industry, which may have a material adverse effect
 pricing flexibility      on Hyperion and us.
 for local telephone
 services.
                          We think that local telephone companies will gain increased pricing flexibility from regulators as competition increases.  Hyperion's operating results and cash flow could be materially and adversely affected by actions by regulators, including permitting the incumbent local telephone companies in Hyperion's markets to do the following:

                          .  lower their rates substantially;


                          .  engage in aggressive volume and term discount pricing practices for their customers; or
                          .  charge excessive fees to Hyperion for interconnection to the incumbent local telephone company's networks.

If the regional Bell      The regional Bell operating companies can now obtain regulatory approval
 telephone companies      to offer long distance services if they comply with the interconnection
 could get regulatory     requirements of the federal Telecommunications Act of 1996.  To date, the
 approval to offer long   FCC has denied the requests for approval filed by regional Bell operating
 distance service in      companies in Hyperion's operating areas.  However, an approval of such a
 competition with         request could result in decreased market share for the major long
 Hyperion's significant   distance carriers which are among Hyperion's significant customers.  This
 customers, some of       could have a material adverse effect on Hyperion.
 Hyperion's major
 customers could lose
 market share.

The regional Bell         Regional Bell operating companies have also recently filed petitions with
 telephone companies      the FCC requesting waivers of other obligations under the
 continue to seek other   Telecommunications Act of 1996.  These involve services the Company also
 regulatory approvals     provides such as high speed data, long distance, and services to Internet
 that could               Service Providers.  If the FCC grants the regional Bell operating
 significantly enhance    companies' petitions, this could have a material adverse effect on
 their competitive        Hyperion.
 position against
 Hyperion.

Potential competitors     Potential competitors for Hyperion include other competitive local
 to Hyperion's            exchange carriers, incumbent local telephone companies which are not
 telecommunications       subject to regional Bell operating companies' restrictions on offering
 services include the     long distance service, AT&T, MCIWorldCom, Sprint and other long distance
 regional Bell            carriers, cable television companies, electric utilities, microwave
 telephone companies,     carriers, wireless telecommunications providers and private networks
 AT&T, MCIWorldCom and    built by large end users.  Both AT&T and MCIWorldCom have announced that
 Sprint, electric         they have begun to offer local telephone services in some areas of the
 utilities and other      country, and AT&T recently announced a new wireless technology for
 companies that have      providing local telephone service.  AT&T and Tele-Communications, Inc.
 advantages over          have merged.  Although Hyperion has good relationships with the long
 Hyperion.                distance carriers, they could build their own facilities, purchase other carriers or their facilities, or resell the services of other carriers rather than use Hyperion's services when entering the market for local exchange services.

                          Many of Hyperion's current and potential competitors, particularly incumbent local telephone companies, have financial, personnel and other resources substantially greater than those of Hyperion, as well as other competitive advantages over Hyperion.


We Are Subject To         The cable television industry and the provision of local telephone
 Extensive Regulation     exchange services are subject to extensive regulation at the federal,
------------------------  state and local levels, and many aspects of such regulation are currently
Our cable television      the subject of judicial proceedings and administrative or legislative
 and telecommunications   proposals.  In particular, the FCC adopted regulations that limit our
 businesses are heavily   ability to set and increase rates for our basic and cable programming
 regulated as to rates    service packages and for the provision of cable television-related
 we can charge and        equipment.  The law permits certified local franchising authorities to
 other matters.  This     order refunds of rates paid in the previous twelve-month period
 regulation could limit   determined to be in excess of the permitted reasonable rates.  It is
 our ability to           possible that rate reductions or refunds of previously collected fees may
 increase rates, cause    be required in the future.
 us to decrease then
 current rates or
 require us to refund
 previously collected
 fees.
                          The cable television industry is subject to state and local regulations and we must comply with rules of the local franchising authorities to retain and renew our cable franchises, among other matters.  There can be no assurances that the franchising authorities will not impose new and more restrictive requirements as a condition to franchise renewal.

The federal               The federal Telecommunications Act of 1996 substantially changed federal,
 Telecommunications       state and local laws and regulations governing our cable television and
 Act of 1996 may have a   telecommunications businesses.  This law could materially affect the
 significant impact on    growth and operation of the cable television industry and the cable
 our cable television     services we provide.  Although this legislation may lessen regulatory
 and telephone            burdens, the cable television industry may be subject to new competition
 businesses.              as a result.  There are numerous rulemakings that have been and continue to be undertaken by the FCC which will interpret and implement the provisions of this law.  Furthermore, portions of this law have been, and likely other portions will be, challenged in the courts.  We cannot predict the outcome of such rulemakings or lawsuits or the short- and long-term effect, financial or otherwise, of this law and FCC rulemakings on us.

                          Similarly, the Telecommunications Act of 1996 removes entry barriers for all companies and could increase substantially the number of competitors offering comparable services in Hyperion's markets or potential markets.
                          Furthermore, we cannot guarantee that rules adopted by the FCC or state regulators or other legislative or judicial initiatives relating to the telecommunications industry will not have a material adverse effect on
                          Hyperion.

Unequal Voting Rights     Adelphia has two classes of common stock -- Class A which carries one
 Of Stockholders          vote per share and Class B which carries ten votes per share.  Under our
------------------------  Certificate of Incorporation, the Class A shares elect only one of our eight directors.



Control Of Voting Power   As of March 1, 1999, the Rigas family beneficially owned shares
 By The Rigas Family      representing about 48% of the total number of outstanding shares of both
------------------------  classes of Adelphia's common stock and about 81% of the total voting
The Rigas family can      power of Adelphia's shares.  The public holds a majority of the
 control stockholder      outstanding Class A shares, although the Rigas family also owns about 36%
 decisions on very        of those shares as of March 1, 1999.  The Rigas family owns about 99% of
 important matters.       Adelphia's Class B shares.  The Rigas family also owns shares of
                          Adelphia's 8% Series C Cumulative Convertible preferred stock which, if converted, would increase its voting power and beneficial ownership.  As a result of the Rigas family's stock ownership and an agreement among the
                          Class B stockholders, members of the Rigas family have the power to elect seven of eight Adelphia directors, and if they converted their
                          Convertible preferred stock might be able to elect all eight directors.
                          In addition, the Rigas family could control stockholder decisions on other matters such as amendments to our Certificate of Incorporation and
                          Bylaws, and mergers or other fundamental corporate transactions.

There Are Potential       John J. Rigas and the other executive officers of Adelphia, including
 Conflicts Of Interest    other members of the Rigas family, own other corporations and
 Between Adelphia And     partnerships, which are managed by us for a fee.  Subject to the
 The Rigas Family         restrictions contained in a business opportunity agreement regarding
------------------------  future acquisitions, Rigas family members and the executive officers are free to continue to own these interests and acquire additional interests in cable television systems.  These activities could present a conflict of interest with us, such as how much time our executive officers devote to our business.  In addition, there have been and will continue to be transactions between us and the executive officers or the other entities they own or have affiliations with.  Our public debt indentures contain covenants that place some restrictions on transactions between us and our affiliates.

Holding Company           The Adelphia Parent Company directly owns no significant assets other
 Structure And            than stock, partnership interests, equity and other interests in our
 Potential Impact Of      subsidiaries and in other companies.  This creates risks regarding our
 Restrictive Covenants    ability to provide cash to the Adelphia Parent Company to repay the
 In Subsidiary Debt       interest and principal which it owes, our ability to pay cash dividends
 Agreements               to our common stockholders in the future, and the ability of our
------------------------  subsidiaries and other companies to respond to changing business and economic conditions and to get new loans.

The Adelphia Parent       The public indentures, and the credit agreements for bank and other
 Company depends on its   financial institution loans, of our subsidiaries and other companies restrict

 subsidiaries and other   their ability and the ability of the companies they own to make
 companies in which it    payments to the Adelphia Parent Company.  These agreements also place
 has investments, to      other restrictions on the borrower's ability to borrow new funds and
 fund its cash needs.     include requirements for the borrowers to remain in compliance with the loans.  The ability of a subsidiary or a company in which we have invested to comply with debt restrictions may be affected by events that are beyond our control.  The breach of any of these covenants could result in a default which could result in all loans and other amounts owed to its lenders, to be due and payable.  Our subsidiaries and companies in which we have invested might not be able to repay in full the accelerated loans.

It Is Unlikely You Will   Adelphia has never declared or paid cash dividends on any of its common
 Receive A Return On      stock and has no intention of doing so in the foreseeable future.  As a
 Your Shares Through      result, it is unlikely that you will receive a return on your shares
 The Payment Of Cash      through the payment of cash dividends.
 Dividends
------------------------

Future Sales Of           Sales of a substantial number of shares of Class A common stock or Class
 Outstanding Common       B common stock, including sales by any pledgees of such shares, could
 Stock Could Adversely    adversely affect the market price of our Class A common stock and could
 Affect The Market        impair our ability in the future to raise capital through stock offerings.
 Price Of Our Common      Under various registration rights agreements or arrangements, as of
 Stock                    January 26, 1999, the Rigas family has the right, subject to some
------------------------  limitations, to require Adelphia to register substantially all of the shares which it owns of the Class A common stock--15,029,119 shares,
                          Class B common stock--10,736,544 shares and the equivalent number of shares of Class A common stock into which they may be converted, and
                          Convertible preferred stock--80,000 shares and the 9,433,962 shares of
                          Class A common stock into which they may be converted.  Among others,
                          Adelphia has registered or agreed to register for public sale the following shares:

                          .  for the Rigas family -- up to 11,000,000 shares of Class A common stock, 80,000 shares of Convertible preferred stock and the Class A common stock issuable upon conversion of the Convertible preferred stock;
                          .  for Booth American Company -- 3,571,428 shares of Class A common stock owned as of March 24, 1998;
                          .  for the selling stockholders receiving shares in the Verto acquisition
                             -- 2,561,024 shares of Class A common stock;
                          .  in connection with the January 14, 1999 equity offerings, 4,000,000 shares of Class A common stock purchased by a Rigas family partnership;
                          .  in connection with the pending FrontierVision acquisition described in
                             Recent Developments, Adelphia has agreed to register 7,000,000 shares of
                             Class A common stock; and

                          .  in connection with the pending Century acquisition described in Recent
                             Developments, Adelphia expects to register approximately 48,700,000 shares of Class A common stock.

                          Approximately 14,904,000 shares of Class A common stock and up to 80,000 shares of Convertible preferred stock, including the underlying Class A common stock, have been pledged in connection with margin loans made to members of the Rigas family.  These pledgees could freely sell any shares acquired upon a foreclosure.

Purchasers Of Our         Persons purchasing Class A common stock will incur immediate and
 Common Stock Will        substantial net tangible book value dilution.
 Incur Immediate
 Dilution
------------------------

Adelphia's Acquisitions   Because Adelphia is experiencing a period of rapid expansion through
 And Expansion Could      acquisition, the operating complexity of Adelphia, as well as the
 Involve Operational      responsibilities of management personnel, have increased.  Adelphia's
 Risks                    ability to manage such expansion effectively will require it to continue
------------------------  to expand and improve its operational and financial systems and to expand, train and manage its employee base.

                          Both the Century and FrontierVision transactions involve the acquisition of companies that have previously operated independently. Adelphia may not be able to integrate the operations of these companies without some level of difficulty, such as the loss of key personnel. There is no guarantee that
                          Adelphia will be able to realize the benefits expected from the integration of operations from these transactions.

The Century Acquisition   The Century merger requires approvals from Century's shareholders and
 May Not Be Completed     Adelphia's stockholders. Although under the merger and related agreements
 If The Required          the Class B shareholders of Century and the controlling stockholders of
 Approval of Century's    Adelphia have agreed to vote in favor of the merger, the companies cannot
 Class A Shareholders     predict the ultimate outcome of the required vote of the Class A
 Is Not Obtained          shareholders of Century.  If that vote was not obtained, the companies
------------------------  might not be able to complete the proposed transaction as currently structured or in a timely manner, if at all.



Year 2000 Issues          The year 2000 issue refers to the inability of computerized systems and
 Present Risks To Our     technologies to recognize and process dates beyond December 31, 1999.
 Business Operations In   This could present risks to the operation of our business in several
 Several Ways             ways.  Our computerized business applications that could be adversely
------------------------  affected by the year 2000 issue include:

                          .  information processing and financial reporting systems,
                          .  customer billing systems,
                          .  customer service systems,
                          .  telecommunication transmission and reception systems, and
                          .  facility systems.

                          System failure or miscalculation could result in an inability to process transactions, send invoices, accept customer orders or provide customers with products and services.  Although we are evaluating the impact of the year 2000 issue on our business and are seeking to implement necessary solutions, this process has not been completed.

                          There can be no assurance that the systems of other companies on which our systems rely will be year 2000 ready or timely converted into systems compatible with our systems.  Our failure or a third-party's failure to become year 2000 ready, or our inability to become compatible with third parties with which we have a material relationship, may have a material adverse effect on us, including significant service interruption or outages; however, we cannot currently estimate the extent of any such adverse effects.

Forward-Looking           The statements contained or incorporated by reference in this prospectus
 Statements In This       that are not historical facts are "forward-looking statements" and can be
 Prospectus Are Subject   identified by the use of forward-looking terminology such as "believes,"
 To Risks And             "expects," "may," "will," "should," "intends" or "anticipates" or the
 Uncertainties            negative thereof or other variations thereon or comparable terminology,
------------------------  or by discussions of strategy that involve risks and uncertainties.

                          Certain information set forth or incorporated by reference in this prospectus, including "Management's Discussion and Analysis of Financial
                          Condition and Results of Operations" in Adelphia's 1998 Annual Report on
                          Form 10-K and in Adelphia's Form 10-Qs, is forward-looking, such as information relating to the effects of future regulation, future capital commitments and the effects of competition.  Such forward-looking information involves important risks and uncertainties that could significantly affect expected results in the future from those expressed in any forward-looking statements made by, or on behalf of, us.  These risks and uncertainties include, but are not limited to, uncertainties relating to economic conditions, acquisitions and divestitures, government and regulatory policies, the pricing and availability of equipment, materials, inventories and programming, technological developments, the year 2000 issues and changes in the competitive environment in which we operate.  Persons reading this


                          prospectus are cautioned that such statements are only predictions and that actual events or results may differ materially. In evaluating such statements, readers should specifically consider the various factors which could cause actual events or results to differ materially from those indicated by such forward-looking statements.


                 RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND
                           PREFERRED STOCK DIVIDENDS

   The following table sets forth the ratio of earnings to combined fixed charges and preferred stock dividends of Adelphia for the periods indicated. For purposes of calculating the ratio of earnings available to cover combined fixed charges and preferred stock dividends:

  . earnings consist of loss before income taxes and extraordinary items plus fixed charges, excluding capitalized interest, and

  . fixed charges consist of interest, whether expensed or capitalized, plus amortization of debt issuance costs plus the assumed interest component of rent expense.

                                     Fiscal Year Ended March 31,
------------------------------------------------------------------------------------------------------
       1994                1995                 1996                 1997                 1998
------------------  -------------------  -------------------  -------------------  -------------------
        --                  --                   --                   --                   --

   For the years ended March 31, 1994, 1995, 1996, 1997 and 1998, and the nine months ended December 31, 1998, Adelphia's earnings were insufficient to cover its combined fixed charges and preferred stock dividends by approximately $65,997,000, $69,146,000, $78,189,000, $61,848,000, $113,941,000, and
$116,899,000, respectively.

                                     DILUTION

   The net tangible book value of Adelphia's common stock as of December 31, 1998 was a deficit of approximately ($2,050,905,000) or ($48.72) a share. Net tangible book value per share represents the amount of Adelphia's convertible preferred stock, common stock and other stockholders' equity (deficiency), less intangible assets, divided by shares of Adelphia's common stock outstanding. Purchasers of Class A common stock will have an immediate dilution of net tangible book value which, due to our having a net tangible book value deficit, will exceed the purchase price per share. For example, in the January 14, 1999 equity offerings, the purchase price of a single share initially sold to the public was $45.00 and the net tangible book value dilution per share was $78.53. Net tangible book value dilution per share represents the difference between the amount per share paid by purchasers of shares of Class A common stock in an offering by Adelphia and the pro forma net tangible book value per share of the common stock immediately after completion of such offering.

                                 USE OF PROCEEDS

   Unless otherwise specified in the applicable prospectus supplement, Adelphia intends to apply the net proceeds from the sale of the securities to which this prospectus relates to its general funds to be used for general corporate purposes including capital expenditures, acquisitions, the reduction of indebtedness, investments and other purposes. Adelphia may invest funds not required immediately for such purposes in short-term obligations or may use them to reduce the future level of Adelphia's indebtedness.

                          DESCRIPTION OF DEBT SECURITIES

   The following description sets forth general terms and provisions of the debt securities to which any prospectus supplement may relate. We will describe the particular terms and provisions of the series of debt securities offered by a prospectus supplement, and the extent to which such general terms and provisions described below may apply thereto, in the prospectus supplement relating to such series of debt securities.

   The senior debt securities are to be issued in one or more series under an indenture, as supplemented or amended from time to time between Adelphia and an institution that we will name in the related prospectus supplement, as trustee. For ease of reference, we will refer to the indenture relating to senior debt securities as the senior indenture and we will refer to the trustee under that indenture as the senior trustee. The subordinated debt securities are to be issued in one or more series under an indenture, as supplemented or amended from time to time, between Adelphia and an institution that we will name in the related prospectus supplement, as trustee. For ease of reference, we will refer to the indenture relating to subordinate debt securities as the subordinate indenture and we will refer to the trustee under that indenture as the subordinate trustee. This summary of certain terms and provisions of the debt securities and the indentures is not necessarily complete, and we refer you to the copy of the form of the indentures which are filed as an exhibit to the registration statement of which this prospectus forms a part, and to the Trust Indenture Act. Whenever we refer to particular defined terms of the indentures in this Section or in a prospectus supplement, we are incorporating these definitions into this prospectus or the prospectus supplement.

General

   The debt securities will be issuable in one or more series pursuant to an indenture supplemental to the applicable indenture or a resolution of Adelphia's Board of Directors or a committee of the Board. Unless otherwise specified in a prospectus supplement, each series of senior debt securities will rank pari passu in right of payment with all of Adelphia Parent Company's other senior unsecured obligations. Each series of subordinated debt securities will be subordinated and junior in right of payment to the extent and in the manner set forth in the subordinated indenture and the supplemental indenture relating to that debt. Except as otherwise provided in a prospectus supplement, the indentures do not limit the incurrence or issuance of other secured or unsecured debt of Adelphia, whether under the indentures, any other indenture that Adelphia may enter into in the future or otherwise. For more information, you should read the prospectus supplement relating to a particular offering of securities.

   The applicable prospectus supplement or prospectus supplements will describe the following terms of each series of debt securities:

 . the title of the debt securities and whether such series constitutes senior debt securities or subordinated debt securities;

 .  any limit upon the aggregate principal amount of the debt securities;

 . the date or dates on which the principal of the debt securities is payable or the method of that determination or the right, if any, of Adelphia to defer payment of principal;

 .  the rate or rates, if any, at which the debt securities will bear interest
   (including reset rates, if any, and the method by which any such rate will be determined), the interest payment dates on which interest will be payable and the right, if any, of Adelphia to defer any interest payment;

 . the place or places where, subject to the terms of the indenture as described below under the caption "--Payment and Paying Agents," the principal of and premium, if any, and interest, if any, on the debt securities will be payable and where, subject to the terms of the indenture as described below under the caption "--Denominations, Registration and Transfer," Adelphia will maintain an office or agency where debt securities may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon Adelphia in respect of the debt securities and the indenture may be made;

 . any period or periods within, or date or dates on which, the price or prices at which and the terms and conditions upon which debt securities may be redeemed, in whole or in part, at the option of Adelphia pursuant to any sinking fund or otherwise;

 . the obligation, if any, of Adelphia to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder and the period or periods within which, the price or prices at which, the currency or currencies including currency unit or units, in which and the other terms and conditions upon which the debt securities will be redeemed or purchased, in whole or in part, pursuant to such obligation;

 . the denominations in which any debt securities will be issuable if other than denominations of $1,000 and any integral multiple thereof;

 . if other than in U.S. Dollars, the currency or currencies, including currency unit or units, in which the principal of, and premium, if any, and interest, if any, on the debt securities will be payable, or in which the debt securities shall be denominated;

 . any additions, modifications or deletions in the events of default or covenants of Adelphia specified in the indenture with respect to the debt securities;

 . if other than the principal amount, the portion of the principal amount of debt securities that will be payable upon declaration of acceleration of the maturity thereof;

 . any additions or changes to the indenture with respect to a series of debt securities that will be necessary to permit or facilitate the issuance of the series in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

 . any index or indices used to determine the amount of payments of principal of and premium, if any, on the debt securities and the manner in which such amounts will be determined;

 . subject to the terms described under "--Global Debt Securities," whether the debt securities of the series will be issued in whole or in part in the form of one or more global securities and, in such case, the depositary for the global securities;

 .  the appointment of any trustee, registrar, paying agent or agents;

 . the terms and conditions of any obligation or right of Adelphia or a holder to convert or exchange debt securities into preferred securities or other securities;

 . whether the defeasance and covenant defeasance provisions described under the caption "--Satisfaction and Discharge; Defeasance" will be inapplicable or modified;

 . any applicable subordination provisions in addition to those set forth herein with respect to subordinated debt securities; and

 . any other terms of the debt securities not inconsistent with the provisions of the applicable indenture.

   We may sell debt securities at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. We will describe material U.S. federal income tax consequences and special considerations applicable to the debt securities in the applicable prospectus supplement.

   If the purchase price of any of the debt securities is payable in one or more foreign currencies or currency units or if any debt securities are denominated in one or more foreign currencies or currency units or if the principal of, premium, if any, or interest, if any, on any debt securities is payable in one or more foreign currencies or currency units, we will set forth the restrictions, elections, material U.S. federal income tax considerations, specific terms and other information with respect to such issue of debt securities and such foreign currency or currency units in the applicable prospectus supplement.

   If any index is used to determine the amount of payments of principal, premium, if any, or interest on any series of debt securities, we will describe the material U.S. federal income tax, accounting and other considerations applicable thereto in the applicable prospectus supplement.

Denominations, Registration and Transfer

   Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issuable only in registered form, without coupons, in denominations of $1,000 and any integral multiple thereof. Debt securities of any series will be exchangeable for other debt securities of the same issue and series, of any authorized denominations of a like aggregate principal amount, the same original issue date, stated maturity and bearing the same interest rate.

   Holders may present each series of debt securities for exchange as provided above, and for registration of transfer, with the form of transfer endorsed thereon, or with a satisfactory written instrument of transfer, duly executed, at the office of the appropriate securities registrar or at the office of any transfer agent designated by Adelphia for such purpose and referred to in the applicable prospectus supplement, without service charge and upon payment of any taxes and other governmental charges as described in the indenture. Adelphia will appoint the trustee of each series of debt securities as securities registrar for such series under the indenture. If the applicable prospectus supplement refers to any transfer agents, in addition to the securities registrar initially designated by Adelphia with respect to any series, Adelphia may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, provided that Adelphia maintains a transfer agent in each place of payment for the series. Adelphia may at any time designate additional transfer agents with respect to any series of debt securities.

   In the event of any redemption, neither Adelphia nor the trustee will be required to:

 . issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before the day of mailing of a notice for redemption of debt securities of that series, and ending at the close of business on the day of mailing of the relevant notice of redemption, or

 . transfer or exchange any debt securities so selected for redemption, except, in the case of any debt securities being redeemed in part, any portion not being redeemed.

Global Debt Securities

   Unless otherwise specified in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that we will deposit with, or on behalf of, a depositary identified in the prospectus supplement relating to such series. Global debt securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual debt securities represented by it, a global debt security may not be transferred except as a whole by the depositary for the global debt security to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor depositary or any nominee of the successor.

   The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to the series. Adelphia anticipates that the following provisions will generally apply to depositary arrangements.

   Upon the issuance of a global debt security, and the deposit of the global debt security with or on behalf of the applicable depositary, the depositary for the global debt security or its nominee will credit on its book-entry registration and transfer system, the respective principal amounts of the individual debt securities represented by the global debt security to the accounts of persons, more commonly known as participants, that have accounts with the depositary. These accounts will be designated by the dealers, underwriters or agents with respect to the debt securities or by Adelphia if the debt securities are offered and sold directly by Adelphia. Ownership of beneficial interests in a global debt security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global debt security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depositary or its nominee with respect to interests of participants and the records of participants with respect to interests of persons who hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of the securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global debt security.

   So long as the depositary for a global debt security, or its nominee, is the registered owner of the global debt security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global debt security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global debt security will not be entitled to have any of the individual debt securities of the series represented by the global debt security registered in their names, will not receive or be entitled to receive physical delivery of any debt securities of the series in definitive form and will not be considered the owners or holders of them under the indenture.

   Payments of principal of, and premium, if any, and interest on individual debt securities represented by a global debt security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global debt security representing the debt securities. None of Adelphia, or the trustee, any paying agent, or the securities registrar for the debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interest of the global debt security for the debt securities or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

   Adelphia expects that the depositary for a series of debt securities or its nominee, upon receipt of any payment of principal, premium or interest in respect of a permanent global debt security representing any of the debt securities, immediately will credit participants' accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of the global debt security for the debt securities as shown on the records of the depositary or its nominee. Adelphia also expects that payments by participants to owners of beneficial interests in the global debt security held through the participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." These payments will be the responsibility of these participants.

   Unless otherwise specified in the applicable prospectus supplement, if the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by Adelphia within 90 days, Adelphia will issue individual debt securities of the series in exchange for the global debt security representing the series of debt securities. In addition, unless otherwise specified in the applicable prospectus supplement, Adelphia may at any time and in its sole discretion, subject to any limitations described in the prospectus supplement relating to the debt securities, determine not to have any debt securities of the series represented by one or more global debt securities and, in such event, will issue individual debt securities of the series in exchange for such global debt securities. Further, if Adelphia so specifies with respect to the debt securities of a series, an owner of a beneficial interest in a global debt security representing debt securities of the series may, on terms acceptable to Adelphia, the trustee and the depositary for the global debt security, receive individual debt securities of the series in exchange for such beneficial interests, subject to any limitations described in the prospectus supplement relating to the debt securities. In any such instance, an owner of a beneficial interest in a global debt security will be entitled to physical delivery of individual debt securities of the series represented by the global debt security equal in principal amount to its beneficial interest and to have the debt securities registered in its name. Individual debt securities of the series so issued will be issued in denominations, unless otherwise specified by Adelphia, of $1,000 and integral multiples thereof. The applicable prospectus supplement may specify other circumstances under which individual debt securities may be issued in exchange for the global debt security representing any debt securities.

Payment and Paying Agents

   Unless otherwise indicated in the applicable prospectus supplement, payment of principal of, and premium, if any, and any interest on debt securities will be made at the office of the trustee in New York or at the office of such paying agent or paying agents as Adelphia may designate from time to time in the applicable prospectus supplement, except that at the option of Adelphia payment of any interest may be made:

 . except in the case of global debt securities, by check mailed to the address of the person or entity entitled thereto as such address shall appear in the securities register; or

 . by transfer to an account maintained by the person or entity entitled thereto as specified in the securities register, provided that proper transfer instructions have been received by the regular record date. Unless otherwise indicated in the applicable prospectus supplement, we will make payment of any interest on debt securities to the person or entity in whose name the debt security is registered at the close of business on the regular record date for the interest payment, except in the case of defaulted interest. Adelphia may at any time designate additional paying agents or rescind the designation of any paying agent; however, Adelphia will at all times be required to maintain a paying agent in each place of payment for each series of debt securities.

   Any moneys deposited with the trustee or any paying agent, or held by Adelphia in trust, for the payment of the principal of, and premium, if any, or interest on any debt security and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable will, at the request of Adelphia, be repaid to Adelphia or released from such trust, as applicable, and the holder of the debt security will thereafter look, as a general unsecured creditor, only to Adelphia for payment.

Option to Defer Interest Payments or to Pay-in-Kind

   If provided in the applicable prospectus supplement, Adelphia will have the right, at any time and from time to time during the term of any series of debt securities, to defer the payment of interest for such number of consecutive interest payment periods as may be specified in the applicable prospectus supplement, subject to the terms, conditions and covenants, if any, specified in such prospectus supplement, provided that an extension period may not extend beyond the stated maturity of the final installment of principal of the series of debt securities. If provided in the applicable prospectus supplement, Adelphia will have the right, at any time and from time to time during the term of any series of debt securities, to make payments of interest by delivering additional debt securities of the same series. Certain material U.S. federal income tax consequences and special considerations applicable to the debt securities will be described in the applicable prospectus supplement.

Subordination

   Except as set forth in the applicable prospectus supplement, the subordinated indenture provides that the subordinated debt securities are subordinated and junior in right of payment to all senior indebtedness of Adelphia. If:

 . Adelphia defaults in the payment of any principal, or premium, if any, or interest on any senior indebtedness when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or declaration or otherwise; or

 . an event of default occurs with respect to any senior indebtedness permitting the holders thereof to accelerate the maturity thereof and written notice of such event of default, requesting that payments on subordinated debt securities cease, is given to Adelphia by the holders of senior indebtedness, then unless and until the default in payment or event of default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment, in cash, property or securities, by set-off or otherwise, will be made or agreed to be made on account of the subordinated debt securities or interest thereon or in respect of any repayment, redemption, retirement, purchase or other acquisition of subordinated debt securities.

   Except as set forth in the applicable prospectus supplement, the subordinated indenture provides that in the event of:

 . any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to Adelphia, its creditors or its property;

 . any proceeding for the liquidation, dissolution or other winding-up of Adelphia, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings;

 .  any assignment by Adelphia for the benefit of creditors; or

 .  any other marshaling of the assets of Adelphia,

all present and future senior indebtedness, including, without limitation, interest accruing after the commencement of the proceeding, assignment or marshaling of assets, will first be paid in full before any payment or distribution, whether in cash, securities or other property, will be made by Adelphia on account of subordinated debt securities. In that event, any payment or distribution, whether in cash, securities or other property, other than securities of Adelphia or any other corporation provided for by a plan of reorganization or a readjustment, the payment of which is subordinate, at least to the extent provided in the subordination provisions of the indenture, to the payment of all senior indebtedness at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment and other than payments made from any trust described in the "Satisfaction and Discharge; Defeasance" below, which would otherwise but for the subordination provisions be payable or deliverable in respect of subordinated debt securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of Adelphia being subordinated to the payment of subordinated debt securities will be paid or delivered directly to the holders of senior indebtedness, or to their representative or trustee, in accordance with the priorities then existing among such holders until all senior indebtedness shall have been paid in full. No present or future holder of any senior indebtedness will be prejudiced in the right to enforce subordination of the indebtedness evidenced by subordinated debt securities by any act or failure to act on the part of Adelphia.

   The term "senior indebtedness" is defined as the principal, premium, if any, and interest on:

 . all indebtedness of Adelphia, whether outstanding on the date of the issuance of subordinated debt securities or thereafter created, incurred or assumed, which is for money borrowed, or which is evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets, including securities,

 . any indebtedness of others of the kinds described in the first bullet point above for the payment of which Adelphia is responsible or liable as guarantor or otherwise, and

 .  amendments, renewals, extensions and refundings of any such indebtedness,

unless in any instrument or instruments evidencing or securing such indebtedness or pursuant to which the same is outstanding, or in any such amendment, renewal, extension or refunding, it is expressly provided that such indebtedness is not superior in right of payment to subordinated debt securities. The senior indebtedness will continue to be senior indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the senior indebtedness or extension or renewal of the senior indebtedness.

   Except as provided in the applicable prospectus supplement, the subordinated indenture for a series of subordinated debt does not limit the aggregate amount of senior indebtedness that may be issued by Adelphia. As of December 31, 1998, senior indebtedness of the Adelphia Parent Company aggregated approximately $1,810,212,000. In addition, because Adelphia is a holding company, the subordinated debt securities are effectively subordinated to all existing and future liabilities of Adelphia's subsidiaries.

Modification of Indentures

   From time to time, Adelphia and the trustees may modify the indentures without the consent of any holders of any series of debt securities with respect to some matters, including:

 . to cure any ambiguity, defect or inconsistency or to correct or supplement any provision which may be inconsistent with any other provision of the indenture,

 .  to qualify, or maintain the qualification of, the indentures under the Trust
   Indenture Act, and

 . to make any change that does not materially adversely affect the interests of any holder of such series of debt securities.

In addition, under the indentures, Adelphia and the trustee may modify some rights, covenants and obligations of Adelphia and the rights of holders of any series of debt securities with the written consent of the holders of at least a majority in aggregate principal amount of the series of outstanding debt securities; but no extension of the maturity of any series of debt securities, reduction in the interest rate or extension of the time for payment of interest, change in the optional redemption or repurchase provisions in a manner adverse to any holder of the series of debt securities, other modification in the terms of payment of the principal of, or interest on, the series of debt securities, or reduction of the percentage required for modification, will be effective against any holder of the series of outstanding debt securities without the holder's consent.

   In addition, Adelphia and the trustees may execute, without the consent of any holder of the debt securities, any supplemental indenture for the purpose of creating any new series of debt securities.

Events of Default

   The indentures provide that any one or more of the following described events with respect to a series of debt securities that has occurred and is continuing constitutes an "event of default" with respect to that series of debt securities:

 . failure for 60 days to pay any interest or any sinking fund payment on the series of debt securities when due, (subject to the deferral of any due date in the case of an extension period);

 . failure to pay any principal or premium, if any, on the series of the debt securities when due whether at maturity, upon redemption, by declaration or otherwise;

 . failure to observe or perform in any material respect certain other covenants contained in the indenture for 90 days after written notice has been given to Adelphia from the trustee or the holders of at least 25% in principal amount of the series of outstanding debt securities;

 . default resulting in acceleration of other indebtedness of Adelphia for borrowed money where the aggregate principal amount so accelerated exceeds $25 million and the acceleration is not rescinded or annulled within 30 days after the written notice thereof to Adelphia by the trustee or to Adelphia and the trustee by the holders of 25% in aggregate principal amount of the debt securities of the series then outstanding, provided that the event of default will be remedied, cured or waived if the default that resulted in the acceleration of such other indebtedness is remedied, cured or waived; or

 .  certain events in bankruptcy, insolvency or reorganization of Adelphia.

   The holders of a majority in outstanding principal amount of the series of debt securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee of the series. The trustee or the holders of not less than 25% in aggregate outstanding principal amount of the series may declare the principal due and payable immediately upon an event of default. The holders of a majority in aggregate outstanding principal amount of the series may annul the declaration and waive the default if the default (other than the non-payment of the principal of the series which has become due solely by the acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the trustee of the series.

   The holders of a majority in outstanding principal amount of a series of debt securities affected thereby may, on behalf of the holders of all the holders of the series of debt securities, waive any past default, except a default in the payment of principal or interest, unless the default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the trustee of the series, or a default in respect of a covenant or provision which under the related indenture cannot be modified or amended without the consent of the holder of each outstanding debt security of the series. Adelphia is required to file annually with the trustees a certificate as to whether or not Adelphia is in compliance with all the conditions and covenants applicable to it under the indentures.

   In case an event of default shall occur and be continuing as to a series of debt securities, the trustee of the series will have the right to declare the principal of and the interest on the debt securities, and any other amounts payable under the indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to the debt securities.

   No holder of any debt securities will have any right to institute any proceeding with respect to the indenture or for any remedy thereunder, unless the holder shall have previously given to the trustee written notice of a continuing event of default and unless also the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series shall have made written request and offered reasonably indemnity to the trustee of the series to institute the proceeding as a trustee, and unless the trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding debt securities of the class a direction inconsistent with the request and shall have failed to institute the proceeding within 60 days. However, these limitations do not apply to a suit instituted by a holder of a debt security for enforcement of payment of the principal or interest on the debt security on or after the respective due dates expressed in the debt security.

Consolidation, Merger, Sale of Assets and Other Transactions

   Unless otherwise indicated in the applicable prospectus supplement, the indentures provide that Adelphia will not consolidate with or merge into any other person or entity or sell, assign, convey, transfer or lease its properties and assets substantially as an entirety to any person or entity unless:

 . either Adelphia is the continuing corporation, or any successor or purchaser is a corporation, partnership, or trust or other entity organized under the laws of the United States of America, any State thereof or the District of Columbia, and the successor or purchaser expressly assumes Adelphia's obligations on the debt securities under a supplemental indenture; and

 . immediately before and after giving effect thereto, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing.

   Unless otherwise indicated in the applicable prospectus supplement, the general provisions of the indentures do not afford holders of the debt securities protection in the event of a highly leveraged or other transaction involving Adelphia that may adversely affect holders of the debt securities.

Satisfaction and Discharge; Defeasance

   The indentures provide that when, among other things, all debt securities not previously delivered to the trustee for cancellation:

 .  have become due and payable, or

 .  will become due and payable at their stated maturity within one year,

and Adelphia deposits or causes to be deposited with the trustee, as trust funds in trust for the purpose, an amount in the currency or currencies in which the debt securities are payable sufficient to pay and discharge the entire indebtedness on the debt securities not previously delivered to the trustee for cancellation, for the principal, and premium, if any, and interest to the date of the deposit or to the stated maturity, as the case may be, then the indenture will cease to be of further effect (except as to Adelphia's obligations to pay all other sums due pursuant to the indenture and to provide the officers' certificates and opinions of counsel described therein), and Adelphia will be deemed to have satisfied and discharged the indenture.

   The indentures provide that Adelphia may elect either:

 . to terminate, and be deemed to have satisfied, all its obligations with respect to any series of debt securities, except for the obligations to register the transfer or exchange of such debt securities, to replace mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities and to compensate and indemnify the trustee ("defeasance"); or

 . to be released from its obligations with respect to certain covenants, ("covenant defeasance") upon the deposit with the trustee, in trust for such purpose, of money and/or U.S. Government Obligations, as defined in the indenture, which through the payment of principal and interest in accordance with the term used will provide money, in an amount sufficient (in the opinion of a nationally recognized firm of independent public accountants) to pay the principal of, interest on and any other amounts payable in respect of the outstanding debt securities of the series.

Such a trust may be established only if, among other things, Adelphia has delivered to the trustee an opinion of counsel (as specified in the indenture) with regard to certain matters, including an opinion to the effect that the holders of the debt securities will not recognize income, gain or loss for Federal income tax purposes as a result of the deposit and discharge and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and defeasance or covenant defeasance, as the case may be, had not occurred.

Redemption

   Unless otherwise indicated in the applicable prospectus supplement, debt securities will not be subject to any sinking fund requirements.

   Unless otherwise indicated in the applicable prospectus supplement, Adelphia may, at its option, redeem the debt securities of any series in whole at any time or in part from time to time, at the redemption price set forth in the applicable prospectus supplement plus accrued and unpaid interest to the date fixed for redemption, and debt securities in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000. If the debt securities of any series are so redeemable only on or after a specified date or upon the satisfaction of additional conditions, the applicable prospectus supplement will specify the date or describe the conditions.

   Adelphia will mail notice of any redemption at least 30 days but not more than 60 days before the redemption date to each holder of debt securities to be redeemed at the holder's registered address. Unless Adelphia defaults in the payment of the redemption price, on and after the redemption date interest shall cease to accrue on the debt securities or portions thereof called for redemption.

Conversion or Exchange

   If and to the extent indicated in the applicable prospectus supplement, the debt securities of any series may be convertible or exchangeable into other securities. The specific terms on which debt securities of any series may be so converted or exchanged will be set forth in the applicable prospectus supplement. These terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at the option of Adelphia, in which case the number of shares of other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the applicable prospectus supplement.

Certain Covenants

   The indentures contain certain covenants regarding, among other matters, corporate existence, payment of taxes and reports to holders of debt securities. If and to the extent indicated in the applicable prospectus supplement, these covenants may be removed or additional covenants added with respect to any series of debt securities.

Governing Law

   The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Trustees

   Each trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to these provisions, each trustee is under no obligation to exercise any of the powers vested in it by the indenture at the request of any holder of the debt securities, unless offered reasonable indemnity by the holder against the costs, expenses and liabilities which might be incurred thereby. Each trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

                           DESCRIPTION OF CAPITAL STOCK

   The following description of the capital stock of Adelphia and certain provisions of Adelphia's Certificate of Incorporation and Bylaws is a summary and is qualified in its entirety by Adelphia's Certificate of Incorporation and Bylaws, which documents are exhibits to the prospectus.

   Adelphia's authorized capital stock consists of 200,000,000 shares of Class A common stock, 25,000,000 shares of Class B common stock, and 5,000,000 shares of Preferred Stock.

Common Stock

   Dividends. Holders of Class A common stock and Class B common stock are entitled to receive such dividends as may be declared by Adelphia's Board of Directors out of funds legally available for this purpose, but only after payment of dividends required to be paid on outstanding shares of any other class or series of stock having preference over common stock as to dividends.
No dividend may be declared or paid in cash or property on either class of common stock, however, unless simultaneously a dividend is paid on the other class of common stock as follows. In the event a cash dividend is paid, the holders of Class A common stock will be paid a cash dividend per share equal to 105% of the amount payable per share of Class B common stock. In the event of a property dividend, holders of each class of common stock are entitled to receive the same value per share of common stock outstanding. In the case of any stock dividend, holders of Class A common stock are entitled to receive the same percentage dividend (payable in Class A common stock) as the holders of Class B common stock receive (payable in Class B common stock).

   Voting Rights. Holders of Class A common stock and Class B common stock vote as a single class on all matters submitted to a vote of the stockholders, with each share of Class A common stock entitled to one vote and each share of Class B common stock entitled to ten votes, except:

 .  for the election of directors, and
 .  as otherwise provided by law.

In the annual election of directors, the holders of Class A common stock, voting as a separate class, are entitled to elect one of Adelphia's directors. The holders of Class A common stock and Class B common stock, voting as a single class with each share of Class A common stock entitled to one vote and each share of Class B common stock entitled to ten votes, are entitled to elect the remaining directors. Consequently, holders of Class B common stock have sufficient voting power to elect the remaining seven members of the current eight-member Board of Directors. Holders of Class A common stock and Class B common stock are not entitled to cumulate votes in the election of directors. Under Delaware law and Adelphia's Certificate of Incorporation, the affirmative vote of a majority of the outstanding shares of Class A common stock is required to approve, among other matters, a change in the powers, preferences or special rights of the shares of Class A common stock so as to affect them adversely, but is not required to approve an increase or decrease in the number of authorized shares of Class A common stock.

   Liquidation Rights. Upon liquidation, dissolution or winding up of Adelphia, any distributions to holders of any class of common stock would only be made after payment in full of creditors and provision for the preference of any other class or series of stock having a preference over the common stock upon liquidation, dissolution or winding up that may then be outstanding.
Thereafter, the holders of Class A common stock are entitled to a preference of $1.00 per share. After this amount is paid, holders of the Class B common stock are entitled to receive $1.00 per share. Any remaining amount would then be shared ratably by both classes.

   Other Provisions. Each share of Class B common stock is convertible at the option of its holder into one share of Class A common stock at any time. The holders of Class A common stock and Class B common stock are not entitled to preemptive or subscription rights. Neither the Class A common stock nor the Class B common stock may be subdivided, consolidated, reclassified or otherwise changed unless concurrently the other class of common stock is subdivided, consolidated, reclassified or otherwise changed in the same proportion and in the same manner.

Preferred Stock

   The 5,000,000 shares of authorized preferred stock may be issued with such designations, powers, preferences and other rights and qualifications, limitations and restrictions thereof as Adelphia's Board of Directors may authorize without further action by Adelphia's stockholders, including but not limited to:

 . the distinctive designation of each series and the number of shares that will constitute the series;

 .  the voting rights, if any, of shares of the series;

 . the dividend rate on the shares of the series, any restriction, limitation or condition upon the payment of dividends, whether dividends will be cumulative and the dates on which dividends are payable;

 . the prices at which, and the terms and conditions on which, the shares of the series may be redeemed, if the shares are redeemable;

 . the purchase or sinking fund provisions, if any, for the purchase or redemption of shares of the series;

 . any preferential amount payable upon shares of the series in the event of the liquidation, dissolution or winding up of Adelphia or the distribution of its assets;

 . the prices or rates of conversion at which, and the terms and conditions on which, the shares of such series may be converted into other securities, if such shares are convertible. Adelphia has designated and has outstanding two classes of preferred stock - 8 1/8% Series C Convertible preferred stock and 13% Cumulative Exchangeable preferred stock. For ease of reference, we refer to the 8 1/8% Series C convertible preferred stock as the Convertible preferred stock and 13% Cumulative Exchangeable preferred stock as the Exchangeable preferred stock; and

 . In connection with the foregoing designations, the maximum number of shares authorized of Convertible preferred stock and Exchangeable preferred stock is 100,000 shares and 1,500,000 shares, respectively.

   Convertible Preferred Stock. The Convertible preferred stock accrues cumulative dividends at the rate of 8 1/8% per annum, or $81.25 per share of the Convertible preferred stock per annum. The Convertible preferred stock has a liquidation preference of $1,000 per share. Upon any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of Adelphia, the holders of the Convertible preferred stock are entitled to receive the liquidation preference for the Convertible preferred stock, plus any accrued but unpaid dividends thereon, and no more. Neither the voluntary sale, conveyance, exchange or transfer, for cash, shares of stock, securities or other consideration, of all or substantially all of the property or assets of Adelphia nor the consolidation or merger of Adelphia with or into one or more corporations will be deemed to be a voluntary or involuntary liquidation, dissolution or winding-up of Adelphia, unless the sale, conveyance, exchange or transfer shall be in connection with a liquidation, dissolution or winding-up of the business of Adelphia. The Convertible preferred stock ranks pari passu with the Exchangeable preferred stock and ranks senior to the common stock of Adelphia with respect to dividends and liquidation.

   Each share of Convertible preferred stock is convertible based upon its stated liquidation preference into shares of Class A common stock of Adelphia at any time at the election of the holder of it at a conversion price of $8.48 per share of Adelphia Class A common stock, or approximately 117.9245 shares of Class A common stock per share of Convertible preferred stock. The conversion price is subject to adjustment if Adelphia pays a dividend in shares of Class A common stock or subdivides, combines or reclassifies the shares of Class A common stock or distributes rights to purchase common stock or makes certain other distributions to holders of common stock. The Convertible preferred stock is not entitled to vote in the election of directors of Adelphia or upon any other matter, except as provided by law, unless a Voting Rights Triggering Event, as defined in the related Certificate of Designation, occurs with respect to the Convertible preferred stock. If this occurs, the Board of Directors will be expanded by two seats, the directors for which shall then be elected by the holders of the Convertible preferred stock. The Convertible preferred stock is not subject to mandatory redemption.

   The Convertible preferred stock may be redeemed at the option of Adelphia, in whole or in part, at any time on or after August 1, 2000 at 104%, 102% and 100% of the liquidation preference of the Convertible preferred stock plus accrued dividends in the years beginning August 1, 2000, 2001 and 2002 and thereafter, respectively.

   Exchangeable Preferred Stock. The shares of Exchangeable preferred stock are redeemable at the option of Adelphia, on or after July 15, 2002. Adelphia is required, subject to certain conditions, to redeem all of the Exchangeable preferred stock outstanding on July 15, 2009, at a redemption price equal to 100% of the liquidation preference thereof, plus accumulated and unpaid dividends to the date of redemption. Dividends on the Exchangeable preferred stock accrue at a rate of 13% of the liquidation preference per annum and are payable semiannually. The Exchangeable preferred stock is not entitled to vote in the election of directors of Adelphia or upon any other matter, except as provided by law, unless a Voting Rights Triggering Event, as defined in the related Certificate of Designation, occurs with respect to the Exchangeable preferred stock. If this occurs, the Board of Directors will be expanded by two seats, the directors for which shall then be elected by the holders of the Exchangeable preferred stock.

   The rights of holders of shares of common stock as described above will be subject to, and may be adversely affected by, the rights of holders of any additional classes of preferred stock that may be designated and issued in the future.

Transfer Agent

   The Transfer Agent and Registrar for the Class A common stock and the Exchangeable preferred stock is American Stock Transfer & Trust Company.

                               BOOK ENTRY ISSUANCE

   Unless otherwise specified in the applicable prospectus supplement, DTC will act as depositary for securities issued in the form of global securities. Such securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global securities will be issued for such securities representing in the aggregate the total number of such securities, and will be deposited with or on behalf of DTC.

   DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, the American Stock Exchange and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, known as indirect participants, such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with direct participants, either directly or indirectly. The rules applicable to DTC and its participants are on file with the Commission.

   Purchases of securities within the DTC system must be made by or through direct participants, which will receive a credit for such Securities on DTC's records. The ownership interest of each actual purchaser of each Security, commonly referred to as the beneficial owner is in turn to be recorded on the direct and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owners purchased securities.
Transfers of ownership interests in securities issued in the form of global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in such securities, except in the event that use of the book-entry system for such securities is discontinued.

   DTC has no knowledge of the actual beneficial owners of the securities issued in the form of global securities. DTC's records reflect only the identity of the direct participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

   Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

   Although voting with respect to securities issued in the form of global securities is limited to the holders of record of such securities, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to such securities. Under its usual procedures, DTC would mail an omnibus proxy to the issuer of such securities as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts such securities are credited on the record date, identified in a listing attached to the omnibus proxy.

   Payments in respect of securities issued in the form of global securities will be made by the issuer of such securities to DTC. DTC's practice is to credit direct participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of such participant and not of DTC or Adelphia, subject to any statutory or regulatory requirements as may be in effect from time to time. Payments to DTC are the responsibility of the issuer of the applicable securities, disbursement of such payments to direct participants is the responsibility of DTC, and disbursements of such payments to the beneficial owners is the responsibility of direct and indirect participants.

   DTC may discontinue providing its services as depositary with respect to any securities at any time by giving reasonable notice to the issuer of such securities. In the event that a successor depositary is not obtained, individual security certificates representing such securities are required to be printed and delivered. Adelphia, at its option, may decide to discontinue use of the system of book-entry transfers through DTC or a successor depositary.

   The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that Adelphia believe to be accurate, but Adelphia assumes no responsibility for the accuracy thereof. Adelphia has no responsibility for the performance by DTC or its Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

                               PLAN OF DISTRIBUTION

   Any of the securities being offered under this prospectus may be sold in any one or more of the following ways from time to time:

 .  through agents;

 .  to or through underwriters;

 .  through dealers; and

 .  directly by Adelphia to purchasers.

   The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

   Offers to purchase securities may be solicited by agents designated by Adelphia from time to time. Any agent involved in the offer or sale of the securities under this prospectus will be named, and any commissions payable by Adelphia to these agents will be set forth, in a related prospectus supplement. Unless otherwise indicated in a prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

   If securities are sold by means of an underwritten offering, Adelphia will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, the respective amounts underwritten and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in a related prospectus supplement. That prospectus supplement and this prospectus will be used by the underwriters to make resales of the securities. If underwriters are used in the sale of any securities in connection with this prospectus, those securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters and Adelphia at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are used in the sale of securities, unless otherwise indicated in a related prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to some conditions precedent and that the underwriters with respect to a sale of these securities will be obligated to purchase all such Securities if any are purchased.

   Adelphia may grant to the underwriters options to purchase additional securities, to cover over-allotments, if any, at the initial public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. If Adelphia grants any over-allotment option, the terms of that over-allotment option will be set forth in the prospectus supplement for these securities.

   If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, Adelphia will sell these securities to the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the prospectus supplement relating to those offers and sales.

   Offers to purchase securities may be solicited directly by Adelphia and those sales may be made by Adelphia directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of those securities. The terms of any sales of this type will be described in the prospectus supplement.

   Securities may also be offered and sold, if so indicated in the related prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment in connection with their terms, or otherwise, by one or more firms "remarketing firms," acting as principals for their own accounts or as agents for Adelphia. Any remarketing firm will be identified and the terms of its agreement, if any, with Adelphia and its compensation will be described in a related prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the securities remarketed by them.

   If so indicated in a related prospectus supplement, Adelphia may authorize agents and underwriters to solicit offers by certain institutions to purchase securities from Adelphia at the public offering price set forth in a related prospectus supplement as part of delayed delivery contracts providing for payment and delivery on the date or dates stated in a related prospectus supplement. Such delayed delivery contracts will be subject to only those conditions set forth in a related prospectus supplement. A commission indicated in a related prospectus supplement will be paid to underwriters and agents soliciting purchases of securities pursuant to delayed delivery contracts accepted by Adelphia.

   Agents, underwriters, dealers and remarketing firms may be entitled under relevant agreements with Adelphia to indemnification by Adelphia against some liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters, dealers and remarketing firms may be required to make in respect thereof.

   Each series of securities will be a new issue and, other than the Class A common stock, which is listed on the Nasdaq National Market, will have no established trading market. Unless otherwise specified in a related prospectus supplement, Adelphia will not be obligated to list any series of securities on an exchange or otherwise. We cannot assure you that there will be any liquidity in the trading market for any of the securities.

   Agents, underwriters, dealers and remarketing firms may be customers of, engage in transactions with, or perform services for, Adelphia and its subsidiaries in the ordinary course of business.

                      WHERE YOU CAN FIND MORE INFORMATION

   Adelphia files annual, quarterly and special reports, as well as proxy statements and other information with the SEC. You may read and copy any document Adelphia files with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549 or at its Regional Offices in Chicago, Illinois or New York, New York. You may obtain further information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Adelphia's SEC filings are also available to the public over the Internet at the SEC's web site at http://www.sec.gov, which contains reports, proxy statements and other information regarding registrants like Adelphia that file electronically with the SEC.

   This prospectus is part of a registration statement on Form S-3 filed by Adelphia with the SEC under the Securities Act. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits filed with the SEC. You may refer to the registration statement and its exhibits for more information.

   The SEC allows Adelphia to "incorporate by reference" into this prospectus the information it files with the SEC. This means that Adelphia can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. If Adelphia subsequently files updating or superseding information in a document that is incorporated by reference into this prospectus, the subsequent information will also become part of this prospectus and will supersede the earlier information.

   Adelphia is incorporating by reference the following documents that it has filed with the SEC:

 . its Annual Report on Form 10-K for the year ended March 31, 1998, which incorporates, in Items 7 and 8 to such Form 10-K, portions of the Form 10-K for the fiscal year ended December 31, 1997 of Olympus Communications, L.P. and Olympus Capital Corporation, as amended by Adelphia's Form 10-K/A dated July 27, 1998;

 .  its Quarterly Reports on Form 10-Q for the quarters ended June 30, 1998
   September 30, 1998 and December 31, 1998;

 .  its Current Reports on Form 8-K for the events dated June 29, 1998, July 2,
   1998, August 3, 1998, August 18, 1998, September 10, 1998, November 9, 1998,
   November 12, 1998, December 23, 1998, January 11, 1999, February 22, 1999,
   February 23, 1999 and March 5, 1999;

 . its definitive proxy statement dated September 11, 1998 with respect to the Annual Meeting of Stockholders held on October 6, 1998; and

 .  the description of its Class A common stock contained in

   . Adelphia's registration statement filed with the SEC under Section 12 of the Exchange Act and subsequent amendments and reports filed to update such description and

 .  Adelphia's registration statement on Form S-3 (File No. 333-58749).

   Adelphia is also incorporating by reference into this prospectus all of its future filings with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering has been completed.

   You may obtain a copy of any of our filings which are incorporated by reference, at no cost, by writing to or telephoning us at the following address:

                    Adelphia Communications Corporation
                    Main at Water Street
                    Coudersport, Pennsylvania  16915
                    Attention:  Investor Relations Telephone:  (814) 274-9830

   You should rely only on the information provided in this prospectus or incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the first page of the prospectus. Adelphia is not making this offer of securities in any state or country in which the offer or sale is not permitted.

                                  LEGAL MATTERS

   Buchanan Ingersoll Professional Corporation, Pittsburgh, Pennsylvania will pass upon the validity of the securities. Any required information regarding ownership of Adelphia's securities by lawyers of such firm will be contained in the applicable prospectus supplement. If the securities are underwritten, the applicable prospectus supplement will also set forth whether and to what extent, if any, a law firm for the underwriters will pass upon the validity of the securities.

                                     EXPERTS

   The consolidated financial statements of Adelphia and its subsidiaries as of March 31, 1997 and 1998, and for each of the three years in the period ended March 31, 1998, and the consolidated financial statements of Olympus and its subsidiaries as of December 31, 1996 and 1997, and for each of the three years in the period ended December 31, 1997, all incorporated in this prospectus by reference from Adelphia's Annual Report on Form 10-K for the year ended March 31, 1998 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                                   Prospectus

                                Debt Securities

                                Preferred Stock

                              Class A Common Stock

                           --------------------------

                      ADELPHIA COMMUNICATIONS CORPORATION


We have not authorized any dealer, salesperson or other person to give any information or represent anything contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not offer to sell nor does it solicit to buy any securities in any jurisdiction where it is unlawful. The information in this prospectus is current as of ________________, 1999.

Dated ____________, 1999

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

   The following is an estimate of the expenses which will be incurred by Adelphia in connection with the issuance and distribution of the securities being registered.*

                                    AMOUNT
SEC filing fee...................  $375,300
Trustee fees.....................    10,000
Blue Sky fees and expenses.......    20,000
Legal fees and expenses..........   200,000
Accounting fees and expenses.....   150,000
Printing and engraving expenses..   150,000
Miscellaneous expenses...........    50,000
                                   --------

Total............................  $955,300
                                   ========

------------
*All amounts are estimated except for the SEC filing fee.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS


   Section 145 of the Delaware General Corporation Law provides in general that a corporation may indemnify its directors, officers, employees or agents against expenditures (including judgments, fines, amounts paid in settlement and attorneys' fees) made by them in connection with certain lawsuits to which they may be made parties by reason of their being directors, officers, employees or agents and shall so indemnify such persons against expenses (including attorneys' fees) if they have been successful on the merits or otherwise. The bylaws of Adelphia provide for indemnification of the officers and directors of Adelphia to the full extent permissible under Delaware law.

   Adelphia's Certificate of Incorporation also provides, pursuant to Section 102(b)(7) of the Delaware General Corporation Law, that directors of Adelphia shall not be personally liable to Adelphia or its stockholders for monetary damages for breach of fiduciary duty as a director for acts or omissions after July 1, 1986, provided that directors shall nonetheless be liable for breaches of the duty of loyalty, bad faith, intentional misconduct, knowing violations of law, unlawful distributions to stockholders, or transactions from which a director derived an improper personal benefit.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) The following is a complete list of Exhibits filed as part of this Registration Statement, which are incorporated herein:

       Exhibit No.                     Reference
       -----------                     ---------
              4.01  The Certificate of Incorporation of Adelphia            Incorporated herein by reference
                    Communications Corporation                              is Exhibit 3.01 to Registrant's
                                                                            Current Report on Form 8-K dated
                                                                            July 24, 1997.  (File No. 0-16014)
              4.02  Bylaws of Adelphia Communications Corporation           Incorporated herein by reference
                                                                            is Exhibit 3.02 to Registrant's
                                                                            Annual Report on Form 10-K for
                                                                            the fiscal year ended March 31,
                                                                            1994.  (File No. 0-16014)
              4.03  Form of Senior Debt Indenture between Adelphia          Incorporated herein by reference
                    Communications Corporation and                          is Exhibit 4.03 to Registration
                                                                            Statement No. 333-57849.
              4.04  Form of Subordinated Debt Indenture between Adelphia    Incorporated herein by reference
                    Communications Corporation and                          is Exhibit 4.03 to Registration
                                                                            Statement No. 333-57849.
              5.01  Opinion of Buchanan Ingersoll Professional Corporation  Filed herewith.
             12.01  Computation of Ratio of Earnings to Combined Fixed      Filed herewith.
                    Charges and Preferred Stock Dividends
             23.01  Consent of Deloitte & Touche LLP                        Filed herewith.
             23.02  Consent of Buchanan Ingersoll Professional              Filed herewith.
                    Corporation (included in Exhibit 5.01)
             24.01  Power of Attorney (included on the signature page of    Filed herewith.
                    the Registration Statement)

ITEM 17.  UNDERTAKINGS

   (a) Rule 415 Offering.

   The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) Filings Incorporating Subsequent Exchange Act Documents by Reference.

   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) Request for Acceleration of Effective Date.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   (d) Rule 430A.

   The undersigned registrant hereby undertakes that:

   (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

   (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (e) Trust Indenture Application.

   The undersigned Registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                    SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coudersport, Commonwealth of Pennsylvania, on the 10th day of March, 1999.

                                    ADELPHIA COMMUNICATIONS CORPORATION

                                    By: /s/ Timothy J. Rigas
                                        --------------------
                                    Timothy J. Rigas, Executive Vice President

   Known All Men By These Presents that each person whose signature appears below constitutes and appoints John J. Rigas, Timothy J. Rigas and Daniel R. Milliard, and each of them, such person's true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for such person and in such person's name, place and stead, in any and all amendments (including post-effective amendments to this Registration Statement) and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURES                                      TITLE                                     DATE
 /s/ John J. Rigas               Chairman, President and Chief Executive Officer               March 10, 1999
-------------------------------
 JOHN J. RIGAS

 /s/ Michael J. Rigas            Executive Vice President and Director                         March 10, 1999
-------------------------------
 MICHAEL J. RIGAS

 /s/ Timothy J. Rigas            Executive Vice President, Chief Financial Officer,            March 10, 1999
-------------------------------  Chief Accounting Officer, Treasurer and Director
 TIMOTHY J. RIGAS

 /s/ James P. Rigas              Executive Vice President and Director                         March 10, 1999
-------------------------------
 JAMES P. RIGAS

 /s/ Daniel R. Milliard          Senior Vice President, Secretary and Director                 March 10, 1999
-------------------------------
 DANIEL R. MILLIARD

                                 Director                                                      March ___, 1999
-------------------------------
PERRY S. PATTERSON
                                 Director                                                      March ___, 1999
-------------------------------
PETE J. METROS
                                 Director                                                      March ___, 1999
-------------------------------
DENNIS P. COYLE

                                 EXHIBIT INDEX

       Exhibit No.                     Reference
       -----------                     ---------
              4.01  The Certificate of Incorporation of Adelphia            Incorporated herein by reference
                    Communications Corporation                              is Exhibit 3.01 to Registrant's
                                                                            Current Report on Form 8-K dated
                                                                            July 24, 1997.  (File No. 0-16014)
              4.02  Bylaws of Adelphia Communications Corporation           Incorporated herein by reference
                                                                            is Exhibit 3.02 to Registrant's
                                                                            Annual Report on Form 10-K for
                                                                            the fiscal year ended March 31,
                                                                            1994.  (File No. 0-16014)
              4.03  Form of Senior Debt Indenture between Adelphia          Incorporated herein by reference
                    Communications Corporation and                          is Exhibit 4.03 to Registration
                                                                            Statement No. 333-57849.
              4.04  Form of Subordinated Debt Indenture between Adelphia    Incorporated herein by reference
                    Communications Corporation and                          is Exhibit 4.03 to Registration
                                                                            Statement No. 333-57849.
              5.01  Opinion of Buchanan Ingersoll Professional Corporation  Filed herewith.
             12.01  Computation of Ratio of Earnings to Combined Fixed      Filed herewith.
                    Charges and Preferred Stock Dividends
             23.01  Consent of Deloitte & Touche LLP                        Filed herewith.
             23.02  Consent of Buchanan Ingersoll Professional              Filed herewith.
                    Corporation (included in Exhibit 5.01)
             24.01  Power of Attorney (included on the signature page of    Filed herewith.
                    the Registration Statement)

* - to be filed by amendment